EX-16
Letter of Agreement from Stegman & Company




                                             February 16, 2005







Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D. C. 20549

                Re:  Igene Biotechnology, Inc.
                     File No. 0-15888

Dear Sir or Madam:

     We  have read Item 4 of the Form 8-K dated February 16, 2005 of  Igene Biotechnology, Inc.  We agree with such statements made
under  Item  4(a).   We have no basis to agree or  disagree  with
statements made under Item 4(b).

                               Very truly yours,


                               /s/ Stegman & Company
                               ______________________
                                   Stegman & Company